Exhibit 99.2

Investor Quarterly Call Investor Quarterly Call For the quarter and year ended For the quarter and year ended December 31, 2007 December 31, 2007 PhotoMedex 1

“Safe Harbor” This presentation contains forward-looking looking statements that involve risks and uncertainties. In such instances, the actual results could differ materially as a result of a variety of factors including failure to obtain regulatory approvals which could have material adverse effects on the Company’s business, competition developments which could hinder the company’s ability to compete effectively and other risk factors listed from time to time in the Company’s reports to the Securities and Exchange Commission. 2 PhotoMedex

Financial History & Forecast $(20,000) $(10,000) $- $10,000 $20,000 $30,000 $40,000 $50,000 Year Dollars Revenues $969 $4,730 $3,274 $14,319 $17,745 $28,428 $33,203 $38,714 EBITDA $(10,803) $(10,660) $(6,744) $(4,889) $(2,654) $(133) $(1,205) $989 Net $(13,392) $(15,891) $(9,072) $(7,443) $(4,984) $(3,936) $(7,492) 1 $(6,354) 1 2000 2001 2002 2003 2004 2005 2006 2007 Note1 : Net includes stock based compensation expense of $1,437 in 2006 and $1,445 in 2007 based compensation expense of $1,437 in 2006 and $1,445 in 2007 1 1 3

EBITDA & Non-Cash Charges (000's) 2006 1Q07 2Q07 3Q07 4Q07 2007 Net Income/(Loss) $ (7,492) $ (1,883) $ (1,836) $ (1,653) $ (982) $ (6,354)  Depreciation $ 2,946 $ 832 $ 865 $ 924 $ 974 $ 3,595  Amortization  $ 1,253 $ 317 $ 317 $ 307 $ 285 $ 1,227  Stock Options Expense $ 1,437 $ 426 $ 376 $ 395 $ 248 $ 1,445  Other non-cash charges $ 129 $ - $ 84 $ 19 $ 2 $ 105  Interest $ 522 $ 76 $ 162 $ 142 $ 591 $ 971 Taxes $ - $ - $ - $ - $ - $ -  Non-GAAP Adjusted Income (Loss) $  (1,205) $ (232) $ (31) $ 134 $ 1,118 $ 989  Shares Outstanding (000's) 54,188.9 62,536.1 62,874.7 62,956.9 63,032.2 62,810.3 Non-GAAP adjusted per share amounts $  (0.02) $ (0.00) $ (0.00) $ 0.00 $ 0.02 $ 0.02

Reimbursement Level Laser Placements: 377 @ Dec 31, 2007 Good Reimb Moderate Reimb Weak Reimb Placement Target: 3,200 derms